Exhibit 21.1
List of Subsidiaries of Novelis Inc.

Name of Entity	Jurisdiction
Aleris Asia Pacific International (Barbados) Ltd.	Barbados
Novelis do Brasil Ltda.	Brazil
Brecha Energetica Ltda	Brazil
4260848 Canada Inc.	Canada
4260856 Canada Inc.	Canada
8018227 Canada Inc.	Canada
Aleris Holding Canada ULC	Canada, Nova Scotia
Aleris (Shanghai) Trading Co., Ltd.	China
Aleris Aluminum (Zhenjiang) Co., Ltd.	China
Novelis (China) Aluminum Products Co., Ltd.	China
Novelis (Shanghai) Aluminum Trading Co., Ltd.	China
Aleris Aluminum Denmark ApS	Denmark
Aleris Aluminum France S.à.r.l.	France
France Aluminium Recyclage SA	France
Novelis Lamines France S.A.S.	France
Novelis PAE S.A.S.	France
Aleris Casthouse Germany GmbH	Germany
Aleris Deutschland Holding GmbH	Germany
Aleris Rolled Products Germany GmbH	Germany
Novelis Deutschland GmbH	Germany
Aluminium Norf GmbH	Germany
Novelis Aluminium Beteiligungs GmbH	Germany
Deutsche Aluminium Verpackung Recycling GmbH	Germany
Novelis Sheet Ingot GmbH	Germany
Aleris Asia Pacific Limited	Hong Kong
Novelis Italia SpA	Italy
Novelis (India) Infotech Ltd.	India
Novelis Aluminium Holding Unlimited Company	Ireland
Aleris Aluminum Japan, Ltd.	Japan
Novelis de Mexico, S.A. de C.V.	Mexico
Aleris Aluminum Netherlands B.V.	Netherlands
Aleris Aluminum Poland Sp. z.o.o.	Poland
Novelis Korea Limited	South Korea
Ulsan Aluminum Ltd.	South Korea
Aleris Switzerland GmbH	Switzerland
Novelis AG	Switzerland
Novelis Switzerland SA	Switzerland
AluInfra Services SA	Switzerland
Novelis MEA Ltd.	UAE, Dubai
Aleris Aluminum UK Limited	United Kingdom
Novelis Europe Holdings Limited	United Kingdom

Novelis UK Ltd.	United Kingdom
Novelis Services Limited	United Kingdom
Aleris Corporation	United States, Delaware
Aleris International, Inc.	United States, Delaware
Aleris Rolled Products, Inc.	United States, Delaware
UWA Acquisition Co.	United States, Delaware
Aleris RM, Inc.	United States, Delaware
Aleris Rolled Products, LLC	United States, Delaware
IMCO Recycling of Ohio, LLC	United States, Delaware
Name Acquisition Co.	United States, Delaware
Aleris Rolled Products Sales Corporation	United States, Delaware
Nichols Aluminum LLC	United States, Delaware
Nichols Aluminum-Alabama LLC	United States, Delaware
Novelis Global Employment Organization, Inc.	United States, Delaware
Novelis South America Holdings LLC	United States, Delaware
Novelis Holdings Inc.	United States, Delaware
Novelis Services (North America) Inc.	United States, Delaware
Novelis Services (Europe) Inc.	United States, Delaware
Logan Aluminum Inc.	United States, Delaware
Saras Micro Devices, Inc.	United States, Delaware
Novelis Corporation	United States, Texas
Novelis Vietnam Company Limited	Vietnam